Exhibit 99.1

[Federated logo]	Press Release

Federated Investors, Inc. Reports Record EPS of $0.46 for the Third Quarter of 2003

•	Equity assets increase 31% since Q3 2002 and top $22 billion

•	Quarterly dividend of $0.085 declared

(PITTSBURGH, PA, October 22, 2003) — Federated Investors, Inc. (NYSE: FII), one of the nation’s largest investment management companies, today reported earnings per diluted share (EPS) of $0.46 for the quarter ended September 30, 2003, an increase of seven percent from $0.43 per share for Q3 2002 and an increase of five percent from $0.44 per share for Q2 2003. Federated reported year-to-date 2003 EPS of $1.32, which equals the amount for the first nine months of 2002. Net income was $50.9 million and $148.7 million, respectively, for the three and nine months ended September 30, 2003, compared to $49.9 million and $154.9 million, respectively, for the same periods in 2002.

Federated’s assets under management were $194.1 billion at September 30, 2003, up $13.2 billion or seven percent from $180.9 billion at September 30, 2002 and down $8.3 billion from the $202.4 billion reported at June 30, 2003. Average managed assets for Q3 2003 were $198.7 billion, $8.7 billion higher than the $190.0 billion reported for Q3 2002 and slightly lower than the $199.4 billion in average managed assets reported for Q2 2003.

“Improved equity market conditions combined with solid net inflows into our equity products were the drivers of our strong performance during the third quarter,” said J. Christopher Donahue, president and CEO. “Federated’s diverse revenue mix continues to enable the company to succeed across varying market conditions.”

The company also announced today that its board of directors declared a quarterly dividend of $0.085 per share. The dividend is payable on November 14, 2003, to shareholders of record as of November 7, 2003. Federated continued its share buyback program by purchasing 252,100 shares of Federated Investors, Inc. class B common stock for $7.1 million in the open market.

Through its mutual funds and separate accounts, Federated managed $51.8 billion in fixed-income and equity assets as of September 30, 2003, an increase of 22 percent from $42.4 billion at the end of Q3 2002. As a result of positive market conditions and flows, equity assets increased to $22.4 billion at the

Contacts:
MEDIA Meghan McAndrew (412) 288-8103 mmcandrew@federatedinv.com	MEDIA J.T. Tuskan (412) 288-7895 jtuskan@federatedinv.com	ANALYSTS Ray Hanley (412) 288-1920 rhanley@federatedinv.com

Federated Reports Q3 2003 Earnings

October 22, 2003

end of Q3 2003, compared to $17.1 billion at the end of Q3 2002 and $20.8 billion at the end of Q2 2003. The Federated Kaufmann Fund was the top selling equity fund during the quarter, followed by Federated Capital Appreciation Fund, a core blend fund; Federated Market Opportunity Fund, a mid-cap value fund; and Federated International Equity Fund, an international large-cap growth fund.

Fixed-income assets were $29.4 billion at September 30, 2003, up $4.1 billion from the end of Q3 2002 and down slightly from the end of Q2 2003.

Money market assets in both funds and separate accounts totaled $142.3 billion at September 30, 2003, $3.7 billion or three percent over the $138.6 billion at September 30, 2002 and down $9.1 billion from June 30, 2003. Average money market assets were $147.6 billion for the quarter ended September 30, 2003, compared to $147.2 billion for Q3 2002 and $150.3 billion for Q2 2003. Money market fund assets increased to $128.6 billion at the end of Q3 2003 from $126.3 billion at the end of Q3 2002 and decreased from the $135.9 billion at the end of the prior quarter.

For the third quarter of 2003, total revenue increased six percent to $183.0 million from Q3 2002 and grew by three percent from the prior quarter. Total revenue for the first nine months of 2003 declined slightly to $531.0 million from $537.2 million for the first nine months of 2002. Federated’s revenue growth was due largely to the increase in both equity and fixed income assets since Q3 2002, while the increase in revenue since Q2 2003 was due primarily to the increase in equity assets. For Q3 2003, Federated derived 44 percent of its revenue from money market assets, 30 percent from equity assets, 20 percent from fixed-income assets and 6 percent from other products.

Operating expenses increased 12 percent for Q3 2003 to $99.8 million from $89.5 million for Q3 2002 and increased two percent from the prior quarter due largely to higher compensation expenses. For the first nine months of the year, operating expenses increased two percent to $289.0 million compared to $283.8 million for the same period last year.

Federated will host an earnings conference call at 9:00 a.m. on Wednesday, October 22, 2003. Investors are invited to listen to Federated’s Q3 earnings teleconference by calling 888-412-9259 (domestic) or 706-679-0848 (international) prior to the

9:00 a.m. Eastern start time. The call may also be accessed in real time on the Internet via the About Us section of www.federatedinvestors.com. A replay will be available after 12:30 p.m. and until October 29, 2003, by calling 800-642-1687 (domestic) or 706-645-9291 (international) and entering code 1412630.

Federated Investors, Inc. is one of the largest investment managers in the United States, managing $194.1 billion in assets as of September 30, 2003. With more than 135 mutual funds, various separately managed accounts and closed-end funds, Federated provides comprehensive investment management

Federated Reports Q3 2003 Earnings

October 22, 2003

to more than 5,900 institutions and intermediaries including corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Federated ranks in the top two percent of money market fund managers in the industry, the top four percent of fixed-income fund managers and the top five percent of equity fund managers1. For more information, visit www.federatedinvestors.com.

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1. Strategic Insight, August, 2003. Based on assets in open-end funds.

Certain statements in this press release, such as those related to the prospects for growth, constitute forward-looking statements, which involve known and unknown risks, uncertainties, and other factors that may cause the actual results, levels of activity, performance, or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Such factors include those discussed in the company’s annual and quarterly reports as filed with the Securities and Exchange Commission. Many of these factors may be more likely to occur as a result of the ongoing threat of terrorism. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements.

For more complete information on Federated funds, please visit www.federatedinvestors.com for prospectuses. Investors should read the prospectus carefully before investing. Federated Securities Corp., Distributor of the Federated funds. Separately managed accounts available through Federated Investment Counseling, a registered investment advisor.

Federated Reports Q3 2003 Earnings

October 22, 2003

Unaudited Condensed Consolidated Statements of Income*

(in thousands, except per share data)

	Quarter Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2003	2002	2003	2003	2002
Revenue
Investment advisory fees, net	$118,246	$110,615	$113,424	$339,977	$342,954
Administrative service fees, net	35,424	34,594	34,912	105,036	106,170
Other service fees, net	27,373	26,805	27,670	80,413	84,434
Other, net	1,937	1,221	2,036	5,555	3,678

Total Revenue	182,980	173,235	178,042	530,981	537,236

Operating Expenses
Compensation and related	47,718	40,473	46,492	136,521	136,438
General and administrative
Professional service fees	7,903	4,946	6,852	21,513	16,216
Systems and communications	6,455	6,851	6,758	19,961	20,861
Office and occupancy	6,121	6,563	6,428	19,368	19,281
Travel and related	3,177	3,152	3,274	9,301	9,137
Other	2,643	2,224	3,341	8,260	6,578

Total general and administrative	26,299	23,736	26,653	78,403	72,073
Marketing and promotional	19,237	19,197	18,881	55,647	55,592
Amortization of deferred sales commissions	3,910	3,460	3,404	10,553	11,001
Amortization of intangible assets	2,647	2,651	2,628	7,899	8,655

Total Operating Expenses	99,811	89,517	98,058	289,023	283,759

Operating Income	83,169	83,718	79,984	241,958	253,477

Nonoperating Income (Expenses)
Investment income (expense), net	459	(1,824)	451	1,412	(892)
Debt expense –– recourse	(110)	(130)	(124)	(363)	(338)
Debt expense –– nonrecourse	(1,062)	(1,104)	(1,065)	(3,183)	(3,221)
Other, net	—	(40)	(102)	(107)	(109)

Total Nonoperating Expenses, net	(713)	(3,098)	(840)	(2,241)	(4,560)

Minority interest	2,547	2,973	2,578	7,643	8,274

Income before income taxes	79,909	77,647	76,566	232,074	240,643
Income tax provision	28,969	27,720	27,506	83,363	85,782

Net Income	$50,940	$49,927	$49,060	$148,711	$154,861

Earnings Per Share
Basic	$0.48	$0.45	$0.46	$1.38	$1.37

Diluted	$0.46	$0.43	$0.44	$1.32	$1.32

Weighted-average shares outstanding
Basic	106,900	112,161	107,307	107,954	112,649

Diluted	111,320	117,177	111,703	112,322	117,690

Dividends declared per share	$0.085	$0.057	$0.070	$0.212	$0.160

* Certain items previously reported have been reclassified to conform with the current year presentation.

Federated Reports Q3 2003 Earnings

October 22, 2003

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	Sept. 30, 2003	Dec. 31, 2002
Assets
Cash and other short-term investments	$174,215	$150,932
Other current assets	46,398	48,756
Deferred sales commissions, net	60,571	58,606
Intangible assets, net	228,705	235,166
Other long-term assets	35,044	36,547

Total Assets	$544,933	$530,007

Liabilities, Minority Interest and Shareholders’ Equity
Current liabilities	$98,268	$107,920
Long-term debt — recourse	806	1,385
Long-term debt — nonrecourse	59,622	57,858
Other long-term liabilities and minority interest	24,549	22,127
Shareholders’ equity excluding treasury stock	806,841	676,416
Treasury stock	(445,153)	(335,699)

Total Liabilities, Minority Interest and Shareholders’ Equity	$544,933	$530,007

Changes in Equity and Fixed-Income Mutual Funds

(in millions)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Equity Funds
Beginning Assets	$18,663	$19,034	$16,240	$20,760

Sales	1,628	1,380	4,576	4,470
Redemptions	(1,267)	(1,604)	(3,932)	(4,299)

Net sales (redemptions)	361	(224)	644	171
Net exchanges	191	(177)	232	(207)
Acquisition related	47	41	47	41
Other*	802	(3,168)	2,901	(5,259)

Ending Assets	$20,064	$15,506	$20,064	$15,506

Fixed-Income Funds
Beginning Assets	$24,709	$19,472	$22,169	$17,378

Sales	3,296	4,325	11,592	10,629
Redemptions	(3,872)	(2,788)	(10,202)	(7,310)

Net (redemptions) sales	(576)	1,537	1,390	3,319
Net exchanges	(79)	68	(351)	202
Acquisition related	118	—	118	—
Other*	(84)	233	762	411

Ending Assets	$24,088	$21,310	$24,088	$21,310

*	Includes changes in the market value of securities held by the funds, reinvested dividends and distributions and net investment income.

Federated Reports Q3 2003 Earnings

October 22, 2003

(in millions)

MANAGED ASSETS	Sept. 30, 2003	June 30, 2003	March 31, 2003	Dec. 31, 2002	Sept. 30, 2002
By Asset Class
Equity	$22,354	$20,786	$17,400	$18,067	$17,097
Fixed-income	29,421	30,169	28,372	26,541	25,277
Money market	142,294	151,398	149,893	150,745	138,552

Total Managed Assets	$194,069	$202,353	$195,665	$195,353	$180,926

By Market
Trust	$93,685	$100,350	$95,152	$102,186	$91,065
Broker/dealer	46,672	46,221	44,390	44,060	42,413
Institutional	31,234	31,968	31,551	27,730	27,738
International	2,219	2,240	1,867	1,795	1,633
Other	20,259	21,574	22,705	19,582	18,077

Total Managed Assets	$194,069	$202,353	$195,665	$195,353	$180,926

By Product Type

Mutual Funds:
Equity	$20,064	$18,663	$15,606	$16,240	$15,506
Fixed-income	24,088	24,709	23,769	22,169	21,310
Money market	128,583	135,922	132,454	136,374	126,292

Total Fund Assets	$172,735	$179,294	$171,829	$174,783	$163,108

Separate Accounts:
Equity	$2,290	$2,123	$1,794	$1,827	$1,591
Fixed-income	5,333	5,460	4,602	4,372	3,967
Money market	13,711	15,476	17,440	14,371	12,260

Total Separate Accounts	$21,334	$23,059	$23,836	$20,570	$17,818

Total Managed Assets	$194,069	$202,353	$195,665	$195,353	$180,926

AVERAGE MANAGED ASSETS	Quarter Ended
	Sept. 30, 2003	June 30, 2003	March 31, 2003	Dec. 31, 2002	Sept. 30, 2002
By Asset Class
Equity	$21,860	$19,622	$17,662	$18,041	$18,515
Fixed-income	29,271	29,433	27,420	25,667	24,333
Money market	147,587	150,307	155,631	148,930	147,174

Total Avg. Assets	$198,718	$199,362	$200,713	$192,638	$190,022

By Product Type
Mutual Funds:
Equity	$19,658	$17,606	$15,867	$16,303	$16,838
Fixed-income	24,049	24,336	22,954	21,505	20,461
Money market	133,228	134,027	138,427	135,920	134,747

Total Avg. Fund Assets	$176,935	$175,969	$177,248	$173,728	$172,046

Separate Accounts:
Equity	$2,202	$2,017	$1,795	$1,738	$1,677
Fixed-income	5,222	5,097	4,466	4,162	3,872
Money market	14,359	16,279	17,204	13,010	12,427

Total Avg. Separate Acct.	$21,783	$23,393	$23,465	$18,910	$17,976

Total Avg. Assets	$198,718	$199,362	$200,713	$192,638	$190,022

ADMINISTERED ASSETS	Quarter Ended
	Sept. 30, 2003	June 30, 2003	March 31, 2003	Dec. 31, 2002	Sept. 30, 2002
Period End	$43,274	$37,612	$36,133	$34,827	$31,485
Average	$40,527	$36,982	$36,790	$36,303	$32,319